Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

June 13, 2012

Contact:

Michael Larrowe

President and CEO

Bank of Floyd

(540) 745-5210

Cardinal Bankshares increases dividend

FLOYD, Va. – The Board of Directors for Cardinal Bankshares Corporation (OTC BB: CDBK) today declared a bi-annual dividend of $0.10 per share, a 25 percent increase over the $.08 per share paid in the previous six months.

The dividend will be paid June 30, 2012, to shareholders of record as of June 27, 2012.

Floyd, Va. based Cardinal Bankshares, the parent company for the Bank of Floyd, has $272 million in assets and operates seven branch offices in the Roanoke Region of Virginia.